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                                                                      EXHIBIT 99


                               REPORTS ON FORM 8-K


On April 13, 1998, the Company filed a Current Report on Form 8-K related to the acquisition of Shoffner Industries, Inc. on March 30, 1998 by a wholly owned subsidiary of the Company. As provided in Item 7(a)(4) of the instructions to Form 8-K, the Current Report on Form 8-K excluded the required financial statements for Shoffner Industries, Inc. On June 12, 1998, the Company filed an Amendment to the Current Report on Form 8-K, dated April 13, 1998, relating to events occurring on March 30, 1998. This Amendment was filed to provide the required audited consolidated financial statements of Shoffner Industries, Inc. and the required consolidating condensed pro forma financial information.

On May 1, 1998, the Company filed a Current Report on Form 8-K related to the acquisition of Advanced Component Systems, Inc., T.F. Investments, L.L.C., and F.T.G. Leasing, Inc. (together "ACS") on April 20, 1998 by a wholly owned subsidiary of the Company. The financial statements of ACS were not required to be filed pursuant to Regulation S-X.











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